EXHIBIT 28.2

                    1ST UNITED BANCORP/PARK BANKSHARES, INC.
                         PRO FORMA FINANCIAL STATEMENTS

     The following Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 gives effect to the acquisition of Bankshares on such date. The Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994 give effect to the acquisition of Bankshares at the beginning of such period.

     The Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Statements of Income also give effect to the acquisition of Bankshares by the issuance of approximately 818,000 shares of Bancorp common stock for all of the issued and outstanding shares of Bankshares Common Stock.

     The pro forma statements have been prepared by management of Bancorp based upon the historical financial statements of Bancorp and Bankshares giving effect to the transactions under the pooling method of accounting and the assumptions and adjustments in the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements. These pro forma statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements of Bancorp and Bankshares included elsewhere herein or incorporated by reference herein.

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

                          1ST UNITED BANCORP AND SUBSIDIARIES/
                      PARK BANKSHARES, INC. AND SUBSIDIARY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                  June 30, 1996
                                 (in thousands)
                                   (unaudited)

                                                                    PARK
                                              1ST UNITED         BANKSHARES,                     PROFORMA
                                                BANCORP             INC.         ADJUSTMENTS      TOTAL
                                              ----------         ----------      -----------     ---------
Cash and Due from Banks                       $   22,064         $    6,458       $             $  28,522
Federal Funds Sold                                14,257              6,713             0          20,970
                                              ----------         ----------       -------       ---------

Cash and Cash Equivalents                         36,321             13,171             0          49,492
Investment Securities held to maturity            36,003              7,447                        43,450
Investment Securities available for sale          17,492             11,167                        28,659

Gross Loans                                      328,654             33,230                       361,884
Allowance for Loan Losses                          8,908                595      $                  9,503
                                              ----------         ----------       -------       ---------

Net Loans                                        319,746             32,635                       352,381
Bank Premises and Equipment                       14,049              1,655                        15,704
Other Real Estate                                  6,258                  0                         6,258
Intangible Assets                                  7,756                  0                         7,756
Other Assets                                       8,510              1,131                         9,641
                                              ----------         ----------       -------       ---------

                                              $  446,135         $   67,206       $     0       $ 513,341
                                              ==========         ==========       =======       =========
Deposits:
  Demand Deposits                             $  114,486         $   14,583       $             $ 129,069
  Now and Money Market Accounts                  147,839             27,590                       175,429
  Savings Deposits                                47,026              2,679                        49,705
  Time Deposits                                   89,095             17,290                       106,385
                                              ----------         ----------       -------       ---------

Total Deposits                                   398,446             62,142             0         460,588

Other Liabilities                                  4,375                850             0           5,225
                                              ----------         ----------       -------       ---------

Total Liabilities                                402,821             62,992             0         465,813

Shareholders Equity:
Common Stock                                          74                  2            (2)B            82
                                                                                        8 B
Additional Paid-In Capital                        30,680              2,203        (2,203)B        34,986
                                                                                    4,206 B
Retained Earnings                                 12,635              2,091        (2,091)B        12,635
Unrealized Loss on Available for Sale
  Securities                                         (75)               (82)           82 B           (75)
                                              ----------         ----------       -------       ---------
                                                  43,314              4,214             0          47,528
                                              ----------         ----------       -------       ---------
                                              $  446,135         $   67,206       $     0       $ 513,341
                                              ==========         ==========       =======       =========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

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
                      1ST UNITED BANCORP AND SUBSIDIARIES/
                      PARK BANKSHARES, INC. AND SUBSIDIARY
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     For the Six Months Ended June 30, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                                                     PARK                        BANCORP
                                              1ST UNITED         BANKSHARES,                       AND
                                                BANCORP              INC.                       BANKSHARES
                                                ACTUAL              ACTUAL       ADJUSTMENTS      COMBINED
                                              ----------         -----------     -----------    ----------
Loans, including fees                         $   14,452         $     1,613     $        0     $   16,065
Investment Securities                              1,880                 546                         2,426
Other                                              1,031                 292                         1,323
                                              ----------         -----------     -----------    ----------
                                                  17,363               2,451                        19,814

Interest on Deposits                               4,370                 980                         5,350
Other                                                107                   0                           107
                                              ----------         -----------     -----------    ----------
                                                   4,477                 980                         5,457

Net Interest Income                               12,886               1,471                        14,357
Provision For Loan Losses                             60                  50                           110
                                              ----------         -----------     -----------    ----------
                                                  12,826               1,421                        14,247
Other Income:
  Service Charges on Deposits                      1,861                 308                         2,169
  Net Gains (Losses) on Securities                     0                  (3)                           (3)
  Other                                            1,938                  22                         1,960
                                              ----------         -----------     ----------     ----------
                                                   3,799                 327                         4,126
Other Expense:
  Salaries & Benefits                              5,230                 697                         5,927
  Occupancy, Furniture and Equipment               2,180                 209                         2,389
  Other Real Estate Expenses                         260                   0                           260
  Other                                            3,408                 330                         3,738
                                              ----------         -----------     ----------     ----------
                                                  11,078               1,236                        12,314

Income Before Income Taxes                         5,547                 512                         6,059
Income Taxes                                       2,050                 184                         2,234
                                              ----------         -----------     ----------     ----------
Net Income                                    $    3,497         $       328     $        0     $    3,825
                                              ==========         ===========     ==========     ==========

Earnings Per Share:
  Net Income                                  $     0.45         $      1.41                    $     0.45
                                              ==========         ===========     ==========     ==========
Average Common Shares &
  Common Stock Equivalent                          7,729                 232                         8,547
                                              ==========         ===========     ==========     ==========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

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
                      1ST UNITED BANCORP AND SUBSIDIARIES/
                      PARK BANKSHARES, INC. AND SUBSIDIARY
              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                     For the Year Ended December 31, 1995
                    (in thousands, except per share data)
                                   (unaudited)


                                                                     PARK                        BANCORP
                                              1ST UNITED         BANKSHARES,                       AND
                                                BANCORP              INC.                       BANKSHARES
                                                ACTUAL              ACTUAL       ADJUSTMENTS     COMBINED
                                              ----------         -----------     -----------    ----------
Loans, including fees                         $   22,248         $     2,754     $              $   25,002

Investment Securities                              2,456               1,332                         3,788
Other                                                232                 267                           499
                                              ----------         -----------                    ----------
                                                  24,936               4,353                        29,289

Interest on Deposits                               5,928               1,751                         7,679
Other                                                339                   0                           339
                                              ----------         -----------     ----------     ----------
                                                   6,267               1,751                         8,018

Net Interest Income                               18,669               2,602                        21,271
Provision for Loan Losses                            162                  45                           207
                                              ----------         -----------     ----------     ----------
                                                  18,507               2,557                        21,064
Other Income:
  Service Charges on Deposits                      1,607                 538                         2,145
  Net Gains (Losses) on Securities                     0                 (13)                          (13)
  Other                                            1,765                  78                         1,843
                                              ----------         -----------     ----------     ----------
                                                   3,372                 603                         3,975
Other Expenses:
  Salaries and Benefits                            6,595               1,286                         7,881
  Occupancy, Furniture and Equipment               3,071                 437                         3,508
  Other Real Estate Expenses                         515                   0                           515
  Other                                            4,606                 712                         5,318
                                              ----------         -----------     ----------     ----------
                                                  14,787               2,435                        17,222

Income Before Income Taxes                         7,092                 725                         7,817
Income Taxes                                       2,590                 203                         2,793
                                              ----------         -----------     ----------     ----------
Net Income                                    $    4,502         $       522                    $    5,024
                                              ==========         ===========     ==========     ==========
Earnings Per Share:
  Net Income                                  $     0.67         $      2.10                    $     0.66
                                              ==========         ===========     ==========     ==========
Average Common Shares &
  Common Stock Equivalent                          6,760                 248                         7,578
                                              ==========         ===========     ==========     ==========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                       1ST UNITED BANCORP AND SUBSIDIARY
                      PARK BANKSHARES, INC. AND SUBSIDIARY
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                  (unaudited)

A. Bancorp will issue 818,000 shares of its common stock to acquire all the outstanding shares of Bankshares Common Stock.

       The assets and liabilities of Bankshares will be recorded by Bancorp at their book value in accordance with a "pooling of interest" as defined in Accounting Principles Board Statement 16 "Business Combination" ("APB16").

B. To record the shareholders' equity of Bankshares by Bancorp for the issuance of 816,000 shares of Bancorp common stock.

          Bankshares Shareholder's Equity (June 30, 1996):
               Common Stock                                         2
               Additional Paid in Capital                       2,203
               Retained Earnings                                2,091
               Unrealized Loss on Securities                      (82)
                                                               ------
                    Book Value of Park                         $4,214

          Consideration Paid to Bankshares Shareholders:
               Common Stock (818,000 shares x $.01 par)        $    8
               Additional Paid in Capital                       4,206
                                                               ------
                    Total Equity                               $4,214
                                                               ======

C. Net income per share is calculated using the weighted average number of Bancorp common stock and stock equivalents for the periods adjusted as follows:

                                                                  Year Ended
                                                                  December 31,
                                                   Period Ended   ------------
                                                   June 30, 1996     1995
                                                   -------------     ----

          Bancorp historical                            7,729        6,760

          Estimate shares issued to Bankshares            818          818
          shareholders as of beginning of period        -----        -----

          Proforma weighted average common shares       8,547        7,578
          and common stock equivalents                  =====        =====

D. The following reconciles the outstanding Bancorp common stock at June 30, 1996 to Proforma outstanding Bancorp common stock:

          Bancorp shares at June 30, 1996                            7,450

          Estimate shares issued to Bankshares shareholders            818
                                                                     -----
                                                                     8,268
                                                                     =====

E. The Pro forma combined condensed statement of operations for each period excludes the following non-recurring charges directly attributable to the transactions:

          Severance/stay bonuses             $500,000
          Merger Costs                        200,000
          Other                                65,000
                                             --------
                                              765,000
          Tax effect (33%)                    260,000
                                             --------
                                             $505,000
                                             ========